Exhibit 99.1

Sino American Oil Company has Option Agreement Bought Out

Reno, Nevada - June 27th, 2011. Sino American Oil Company (OILY:OTCBB) announces that Sentry Petroleum Ltd. has bought out the option agreement that was reached March 14th 2011 with Sino American.

Sino American actively seeks opportunities worldwide in the exploration, development, and production of hydrocarbon energy resources.

On Behalf of the Board,

Ronald E Hughes
President & Executive Director

Sino American Oil Company
Suite 430 – 5190 Neil Road
Reno, Nevada
89502

Phone:      866-261-8853
Fax:           302-288-8853

Note: This press release may contain forward-looking statements, within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, including, without limitation, statements regarding expectations about future revenues or business opportunities or potential research projects. These statements are typically identified by use of words like "may", "could", "might", "expect", "anticipate", "believe", or similar words. Actual events or results may differ materially from the Company's expectations, which are subject to a number of known and unknown risks and uncertainties including but not limited to changing market conditions

Sino American Oil Company (OILY: OTCBB) www.sinoamericanoil.com